Exhibit 21.1

SUBSIDIARIES OF THE COMPANIES

	December 31, 2019	December 31, 2018
Directly owned subsidiaries
Cosan Logística S.A.	73.49%	72.50%
Cosan S.A.	64.59%	60.25%
Cosan Limited Partners Brasil Consultoria Ltda.	60.00%	60.00%
Sinlog Tecnologia em Logística S.A.(1)	47.62%	—
Interest of Cosan S.A. in its subsidiaries
Cosan Cayman II Limited	100.00%	100.00%
Cosan Global Limited	100.00%	100.00%
Cosan Investimentos e Participações S.A.	100.00%	100.00%
Cosan Luxembourg S.A.	100.00%	100.00%
Cosan Overseas Limited	100.00%	100.00%
Pasadena Empreendimentos e Participações S.A.	100.00%	100.00%
Distribuidora de Gás Participações S.A.(2)	100.00%	—
Companhia de Gás de São Paulo – COMGÁS	99.15%	80.12%
Payly Soluções de Pagamentos S.A.(3)	75.00%	100.00%
Cosan Lubes Investments Limited	70.00%	100.00%
Rumo S.A.	1.71%	1.71%
Cosan Logística S.A.	0.10%	0.10%
Cosan Biomassa S.A.(4)	—	81.50%
Interest of Cosan Lubes Investments Limited in its subsidiaries
Cosan Cinco S.A.	100.00%	100.00%
Cosan Lubrificantes e Especialidades S.A.	100.00%	100.00%
Moove Lubricants Limited	100.00%	100.00%
Stanbridge Group Limited	100.00%	100.00%
Wessesx Petroleum Limited	100.00%	100.00%
Airport Energy Limited	100.00%	100.00%
Airport Energy Services Limited	100.00%	100.00%
Cosan Lubrificantes S.R.L.	100.00%	100.00%
Lubrigrupo II - Comércio e Distribuição de Lubrificantes S.A.	100.00%	100.00%
Commercial Lubricants Moove Corp	100.00%	100.00%
Cosan Paraguay S.A.	100.00%	100.00%
Cosan US, Inc.	100.00%	100.00%
Ilha Terminal Distribuição de Produtos Químicos	100.00%	100.00%
Zip Lube S.A.	100.00%	100.00%
TTA – SAS Techniques et Technologie Appliquées	75.00%	75.00%
Interest of Cosan Logística S.A. in its subsidiaries
Rumo S.A.	28.47%	28.47%
Rumo Malha Oeste S.A.	28.47%	28.47%
Rumo Malha Paulista S.A.	28.47%	28.47%
Rumo Malha Sul S.A.	28.47%	28.47%
Rumo Malha Norte S.A.	28.40%	28.40%
Rumo Malha Central S.A.	28.47%	—
Elevações Portuárias S.A.	28.47%	28.47%
Logispot Armazéns Gerais S.A.	14.52%	14.52%
Rumo Luxembourg S.à r.l.	28.47%	28.47%
Rumo Intermodal S.A.	28.47%	28.47%
Boswells S.A.	28.47%	28.47%
ALL Argentina S.A.	28.47%	28.47%
Paranaguá S.A.	28.47%	28.47%
ALL Armazéns Gerais Ltda.	28.47%	28.47%
Portofer Ltda.	28.47%	28.47%
ALL Mesopotâmica S.A.	20.09%	20.09%
ALL Central S.A.	20.94%	20.94%
Servicios de Inversión Logística Integrales S.A.	28.47%	28.47%
Brado Logística e Participações S.A.	17.71%	17.71%
Brado Logística S.A.	17.71%	17.71%

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(1)	Company acquired on August 31, 2019.

(2)	Currently known as Compass Gás e Energia S.A.

(3)	On September 2, 2019, Cosan S.A. disposed of 25% of the share capital of Payly to Manzat Inversiones AUU S.A. (“Manzat”) for R$11,215 and entered into an investment agreement with Manzat in relation to Payly.

(4)	On December 2, 2019, Cosan S.A. sold its shares in Cosan Biomassa S.A. to Raízen Energia S.A.